Exhibit 10.43

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made and entered into as of the 11th day of April 2017, by and between Buchanan Partners, LLC, a State of Maryland limited liability company (the “Sublandlord”) and REALBIZ MEDIA GROUP, a Delaware corporation (the “Subtenant”).

WITNESSETH:

WHEREAS, Sublandlord is a tenant under a Lease Agreement (the “Original Lease”) dated April 2, 2007, as amended by that certain First Amendment to Lease dated as of January 1, 2012 (the “First Amendment”), and by that certain Second Amendment to Lease dated as of January 1, 2012 (the “Second Amendment”; the Original Lease, the First Amendment, and the Second Amendment are hereinafter jointly referred to as the “Lease”) between TBC-WASHINGTONIAN, LLC (the “Landlord”) and Sublandlord, pursuant to the terms of which Sublandlord, as tenant, is leasing from Landlord that certain space located at 9841 Washingtonian Boulevard, Gaithersburg, Maryland 20878 (the “Property”), known as Suite 300 and containing approximately 10,628 square feet of rentable office space (the “Premises”). A copy of the Lease is attached hereto as Exhibit A and is made a part hereof; and

WHEREAS, Subtenant desires to sublease from Sublandlord 2,798 rentable square feet of the Premises (the “Subleased Space”) and further described in Exhibit B and made a part hereof. The Sublandlord shall ensure that the Subleased Space is separately demised from the rest of the Premises prior to April 12, 2017 at the sole cost and expense of the Sublandlord; and

WHEREAS, the parties and Landlord have executed and make a part hereof the Consent to Sublease dated effective as of April 12, 2017 and attached hereto as Exhibit C and made a part hereof (the “Consent”); and

WHEREAS, the parties desire to enter into this Sublease defining their respective rights, duties, and liabilities relating to the Subleased Space;

NOW, THEREFORE, in consideration of the recitals above, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Term; Quiet Enjoyment.

a. Sublandlord, for and in consideration of the payment of the rent and the performance of the covenants hereinafter mentioned, does hereby demise, lease and assign unto Subtenant, the Subleased Space, commencing April 12, 2017 (the “Commencement Date”) and ending Four (4) years and Nine (9) months after the Commencement Date (the “Term”), except that in no event shall the Term hereunder extend beyond the term as set forth in the Lease. A Lease Year shall be the period of twelve consecutive months beginning on April 1 of each year during the Term. Subtenant shall be permitted to occupy the Subleased Premises prior to the Commencement Date, solely for moving furniture and equipment and not for the conduct of business. Subtenant shall have no obligation to pay any Base Rent with respect to such period of early access prior to the Commencement Date but all other provisions of this Lease shall apply during such period.

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b. Sublandlord covenants that Subtenant shall, and may peacefully have, hold and enjoy the Subleased Space against any person whomsoever lawfully claiming the same or any part thereof by, through, or under Sublandlord, but not otherwise, provided, however, that Subtenant pays the Base Rent (as hereinafter defined) and other sums herein recited to be paid by Subtenant and performs all of Subtenant’s covenants and agreements herein contained. This Sublease shall be conditioned upon Sublandlord obtaining prior to April 12, 2017 a Landlord Consent in the form attached hereto as Exhibit “C” executed by Landlord. Subtenant shall have access to the Subleased Space as of the Commencement Date and during the Term twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

c. On or before the Commencement Date, Subtenant shall be provided, at no charge, with fifteen (15) access cards to the Property and Subleased Space along with fifteen (15) keys to the extent that the access cards do not open the doors to the Subleased Space.

2. Rent.

a. Base Rent. Subtenant shall pay Base Rent based on Thirty and 00/100 Dollars ($30.00) per square foot (the “Base Rent”), which shall be Six Thousand Nine Hundred Ninety-Five and 00/100 Dollars ($6,995.00) per month for the first Lease Year. In addition, Tenant shall pay during the Term, Tenant’s proportionate share of increases in Real Estate Taxes and Operating Expenses above the Real Estate Taxes and Operating Expenses in effect for the Base Year. The Base Year for the Term is 2017. Subtenant shall pay $4,061.61 with the execution of this Sublease as the Base Rent for the 18 remaining days in month of April, 2017, and shall commence making monthly payments of Base Rent on May 1, 2017 and continuing on the first day of every month thereafter during the Term. On the first anniversary of the Commencement Date, and on each anniversary thereafter, the Base Rent then in effect shall be increased automatically by three percent (3%) above the Base Rent for the prior Lease Year. Landlord shall abate fifty percent (50%) of Tenant’s Base Rent for the months of May, June, July, August and September, 2017. The following will be the Base Rent Schedule for the entire Term of the Lease:

April 12, 2017 – April 31,2017	$4,061.61
May 1, 2017 – September 30, 2017	$3,497.50 per month
October 1, 2017 – March 31, 2018	$6,995.00 per month
April 1, 2018 – March 31, 2019	$7,204.85 per month
April 1, 2019 – March 31, 2020	$7,421.00 per month
April 1, 2020 – March 31, 2021	$7,643.63 per month
April 1, 2021 – December 31, 2021	$7,872.93 per month

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b. Rent. All amounts due hereunder from Subtenant, including but not limited to Base Rent and the proportionate share of increases in Real Estate Taxes and Operating Expenses above the Base Year, shall be referred to herein as “Rent”. Subtenant shall pay Rent to Sublandlord without any demand, setoff or deduction of any kind. In the event any installment of Rent is not paid by the fifth (5th) day of each month, a late charge of five (5%) percent of the delinquent installment shall be due and payable. All payments of Rent shall be paid by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Sublandlord if so requested by the Subtenant. Sublandlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have under this Sublease or applicable Law. Subtenant’s covenant to pay Rent is independent of every other covenant in this Sublease with the exception of the Subtenant’s continued quiet possession of the Subleased Space as set forth in Section 1b.

3. Subordinate to Lease Terms. This Sublease is expressly made subject and subordinate to the terms and conditions of the Lease. With regard to the Subleased Space, Subtenant agrees to assume all the non-monetary obligations of Sublandlord under the Lease. Unless herein otherwise expressly provided in this Sublease, all such terms and conditions of the Lease are hereby incorporated herein by reference as though fully set forth herein at length, except the Base Rent shall be as herein expressly provided and shall be paid to Sublandlord instead of the Landlord as provided in the Lease. Subtenant agrees to comply with and abide by all the terms, provisions, covenants and conditions of the Lease, and any violation of the same by Subtenant shall constitute a default under the Sublease; provided, however, that in the event the Lease requires Landlord to give Sublandlord notice and time to cure for any such default, Sublandlord shall provide such notice and time to cure to Subtenant, but in no event shall such notice and cure period extend beyond the notice and cure period granted to Sublandlord under the Lease.

4. Default. Upon default by Subtenant in the payment of Rent or in the performance of any of its obligations, after any applicable written notice from the Sublandlord and opportunity by Subtenant to cure such default as provided in Section 3 above, Sublandlord shall have the same rights and remedies against Subtenant as are afforded the Landlord against Sublandlord in the event of Sublandlord’s default under the terms of the Lease. Subtenant shall have the same rights and remedies against Sublandlord with respect to the Subleased Space under this Sublease as are afforded the Sublandlord against the Landlord under the Lease. If Landlord defaults in the performance of any of its material obligations under the Lease that are related directly to the Subleased Space, Subtenant’s use or occupancy thereof, or other rights of Subtenant under this Sublease, then Sublandlord shall, upon request and at the expense of Sublandlord, take commercially reasonable steps to cause Landlord to perform and provide such material obligation provided in no event shall Sublandlord be obligated to commence any suit or legal proceeding against Landlord. Anything to the contrary contained herein notwithstanding, in the event of any interruption in the access to or use of the Subleased Space or in the facilities or services required to be furnished thereto, then, to the extent Sublandlord is entitled to the same with respect to its obligation to pay Rent under the Lease, or any portion thereof, Subtenant is entitled to an equitable diminution of Rent based upon the pro rata portion of the Subleased Space affected by such interruption.

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5. Assignment. Subtenant shall not assign, mortgage or encumber this Sublease or allow the same to be transferred by operation of law or otherwise, nor sublet the Subleased Space without the prior written consent of Sublandlord, not to be unreasonably withheld, delayed or conditioned, and without the prior written consent of Landlord, which may be withheld at Landlord’s sole discretion. Upon receipt of Subtenant’s request to assign this Sublease, and if both (i) such request requires the consent of Landlord and (ii) Sublandlord has approved Tenant’s request to assign this Sublease, then Sublandlord shall promptly submit such request to Landlord for its approval in accordance with the provisions of the Lease, at no cost to Sublandlord. In no event shall the term of any assignment or sublease exceed the term of the Lease.

6. Condition of Subleased Space. Subtenant agrees to accept the Subleased Space and the facilities and utilities thereon “as is” in the present condition. A list of all furniture that is to remain in the Premises is attached hereto as Exhibit D. In consideration for the Base Rent and other promises contained in this Sublease, Subtenant may use the furniture set forth on Exhibit D at no extra cost or expense to Subtenant. By its act of taking possession, Subtenant shall be deemed to have accepted the Subleased Space and all facilities and utilities thereon, and to have acknowledged that the same are in the condition called for by the terms of this Sublease. Subtenant shall not be permitted to make any alterations to the Subleased Space without the prior approval of Sublandlord, provided, however, if such alterations do not affect the structural elements of the Building or the mechanical, electrical, plumbing, and fire/life safety systems serving the Building or the Subleased Space and such alterations do not cost more than $20,000, then Sublandlord shall not unreasonably withhold its consent thereto. Notwithstanding the foregoing, if such alterations to the Subleased Space involve cosmetic improvements to the Subleased Space that do not impact the structural elements of the Building, and do not exceed $7,500, then Sublandlord’s consent shall not be required, except that if such cosmetic improvements involve painting, installing carpeting, the relocation or removal of modular furniture (any of the six units belonging to Landlord that are located in the Subleased Space), or the removal of any furniture or equipment (such as cabinets but not including pictures that belong to Tenant) that is attached to the wall, then Sublandlord’s prior consent, not to be unreasonably withheld, delayed or conditioned, shall be required. In the event that Landlord’s consent is required for any alterations by Subtenant, whether in accordance with this Sublease, the Lease, or the Consent, and Landlord fails to give its consent thereto, it shall not be unreasonable for Sublandlord to withhold its consent thereto. Subtenant shall restore and repair any damage caused by Subtenant or its employees, agents or contractors. Subtenant shall use the office space for general office use. Parking is provided to Subtenant and its employees, vendors, contractors and invitees on a non-reserved basis in the public structured parking garage adjacent to the Building pursuant to the covenants, conditions and restrictions established by the community association of which the Building is a part, further subject to the terms of the Lease. Subtenant shall be fully responsible and liable (Landlord and Sublandlord being indemnified) for the regulatory compliance and operation of the Subleased Space. Landlord’s consent shall be required for any hazardous materials use, or hazardous by-product, as a result of Subtenant’s activities in the Premises with the exception of standard office products to the extent that such products are stored and used in compliance with all applicable laws. Personal property, business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Subtenant shall be and remain the property of Subtenant and may be removed by Subtenant at any time during the Term, and in any event, shall be removed on or before the expiration of the Term hereof. Subtenant shall repair any damage caused by such removal.

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7. Insurance. Subtenant shall at all times during the Term hereof keep in force at its own expense insurance as defined in Section 14A of the Lease except that, in accordance with the terms of the Consent, the Subtenant shall be required to maintain a $2 million umbrella liability policy in lieu of $4 million as provided for in Section 14A of the Lease.

8. Deposit. Contemporaneously with the execution of this Sublease, Subtenant shall deliver the sum of Six Thousand Nine Hundred Ninety-Five and 00/100 Dollars ($6,995.00) to Sublandlord as a Security Deposit (the “Security Deposit”) for the payment and performance by Subtenant of all Subtenant’s obligations, covenants, conditions and agreements under this Sublease. Such sum shall be in the form of wire transfer or business check. Upon the expiration or earlier termination of the Term hereof Sublandlord shall, if Subtenant is not in default after the expiration of any applicable notice and cure period required hereunder, return such Security Deposit to Subtenant, less such portion thereof as Sublandlord shall have appropriated to make good any default by Subtenant with respect to Subtenant’s obligations within thirty (30) days of such expiration or termination. If Subtenant makes any default during the Term of the Sublease after the expiration of any applicable notice and cure period required hereunder, Sublandlord shall have the right, but not the obligation, to apply all or any portion of the Security Deposit to remedy such default, in which event Subtenant shall deposit within ten (10) business days, with the Sublandlord, the amount necessary to restore the Security Deposit to its original amount. The Security Deposit shall not be deemed liquidated damages, and Sublandlord’s application of said Security Deposit to reduce its damages shall not preclude recovery from Subtenant of any additional damages incurred by Sublandlord. Subtenant shall not be permitted to utilize the Security Deposit, or request for application of the Security Deposit, to satisfy any of Subtenant’s obligations under this Sublease or the Lease.

9. Landlord Notice. Sublandlord hereby agrees to take all necessary steps and to ensure that the Landlord is properly notified and provides the necessary consent for the operation of the terms and conditions of this Sublease.

10. Signage. Sublandlord and Subtenant shall cooperate with the Landlord and Landlord’s property manager to provide Subtenant, at Sublandlord’s expense, with building standard suite entry signage and for Subtenant to be listed in all building lobby directories. The parties anticipate that the Subleased Space will be designated as Suite 390.

11. Applicable Laws. This Sublease shall be construed and interpreted in accordance with the laws of the jurisdiction in which the Premises are situated. All obligations under this Sublease are performable in the county or other jurisdiction where the Subleased Space is located, which shall be venue for all legal actions. If any term or provision of this Sublease shall be invalid or unenforceable, then such term or provision shall be automatically reformed to the extent necessary to render such term or provision enforceable, without the necessity of execution of any amendment or new document. The remainder of this Sublease shall not be affected, and each remaining and reformed provision of this Sublease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Sections of this Sublease are for convenience only and shall have no effect on the interpretation of any part of this Sublease. The words “include”, “including” and similar words will not be construed restrictively to limit or exclude other items not listed.

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12. Binding Effect. All of the covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their permitted respective, successors and permitted assigns (and, in the event that the Subtenant is an individual, his or her permitted heirs and representatives). All understandings, discussions, and agreements previously made between the parties, written or oral, are superseded by this Sublease, and neither party is relying upon any warranty, statement or representation not contained in this Sublease. This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant. The exhibits and riders attached hereto are incorporated herein and made a part of this Sublease for all purposes.

13. Broker. Each party represent that no real estate broker, salesman, or agent other than Avison Yong-Washington DC, LLC acting on behalf of Sublandlord (“Sublandlord’s Broker”), was instrumental in procuring this Sublease. Sublandlord’s Broker will receive a commission in accordance with a separate agreement paid by Sublandlord. Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party, other than the Sublandlord’s Broker.

14. Notices. It is expressly agreed that any notice required or desired to be sent shall be delivered to the following addresses and shall be deemed given when sent by overnight mail by a nationally recognized courier service, or hand delivered:

If to Sublandlord:	If to Subtenant:

Buchanan Partners, LLC	RealBiz Media Group
9841 Washingtonian Blvd.	During the Term, the Subleased
Suite 300	Space
Gaithersburg, MD 20878
After the Term:
2690 Weston Road, Suite 200T
Weston, FL 33331

With a copy to Mary Gayle Holden, Esq.	With a copy to Kirk Halpin, Esq.
109 North Bailey Lane, Suite 201	6100 Day Long Lane, Suite 100
Purcellville, VA 20132	Clarksville, MD 21029

Additionally, Subtenant acknowledges that the address to which all payments of Rent due the Sublandlord should be sent is to the Sublandlord at the aforementioned Sublandlord address.

15. Attorney’s Fees. If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Sublease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees.

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16. Releases. Sublandlord and Subtenant, respectively, hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under it by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force to the extent that actual recovery is made under the policies thereof, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that, or shall otherwise provide that, this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

17. Representations and Warranties. As of the date hereof, Sublandlord hereby represents and warrants to Subtenant as follows: (i) the copy of the Lease attached as Exhibit A is true, correct and complete; (ii) Sublandlord has not assigned, subleased or otherwise transferred or encumbered its interest in and to the Lease or the Premises; (iii) the term of the Lease expires on December 31, 2021; (iv) Sublandlord has fully performed all of its obligations under the Lease, including, without limitation, payment of all rent and all other sums and amounts due to Landlord from Sublandlord under the Lease as of the date hereof; (v) Sublandlord has not received any written notice of any uncured default under the Lease and, to Sublandlord’s actual knowledge, Sublandlord is not currently in default under any term or provision of the Lease, and no circumstances exist or event has occurred pursuant to which Sublandlord may be deemed in default merely upon service of notice or the passage of time; (vi) to Sublandlord’s actual knowledge, Landlord is not currently in default under any term or provision of the Lease, and no circumstances exist or event has occurred pursuant to which Landlord may be deemed in default merely upon service of notice or the passage of time; (vii) Sublandlord shall perform all obligations of Tenant under the Lease (other than those required to be performed by Subtenant hereunder) and shall not (A) amend or modify any portions of the Lease that would materially and directly affect the Subleased Space or Subtenant’s rights under the Sublease without Subtenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, (B) terminate the Lease or surrender the Subleased Space, or (C) take any action or suffer any inaction that would permit the Landlord to terminate the Lease; and (viii) Sublandlord is not the subject of any litigation now pending or, to the best of Sublandlord’s knowledge, threatened in writing, which would materially impair the ability of Sublandlord to pay and perform Sublandlord’s obligations under the Lease and this Sublease.

18. Counterparts. This Sublease may be executed in counterparts and by each party to this Sublease on separate counterparts, each of which when so executed and delivered will be deemed an original and all of which taken together will constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties has executed and delivered this Sublease, or has caused its duly authorized attorney-in-fact to execute and deliver this Sublease, under seal, as of the day and year written below.

sublandlord:

BUCHANAN PARTNERS L.L.C.,
a Maryland limited liability company

By:
Name:
Title:	Manager

SUBTENANT:

RealBiz Media Group
a Delaware corporation

By:
Name:	Anshu Bhatnagar
Title:

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EXHIBIT A

Copy of Lease

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EXHIBIT B

Plan of Suite 390

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EXHIBIT C

Consent To Sublease

This CONSENT TO SUBLEASE (this “Consent”) is entered into by and among Landlord, Tenant and Subtenant with reference to the following:

1. General Terms. All capitalized terms used in this Consent shall have the same meanings as set forth in the Primary Lease, unless otherwise provided below:

a.	“Effective Date”:	April 12, 2017

b.	“Landlord”:	TBC-WASHINGTONIAN, llc, a Maryland limited liability company

c.	“Tenant”:	BUCHANAN PARTNERS L.L.C., a Maryland limited liability company

d.	“Subtenant”:	RealBiz Media Group, a Delaware corporation

e.	“Primary Lease”:	Office Lease dated effective as of April 2, 2007, as amended by that certain First Amendment to Lease dated as of January 1, 2012 and by that certain Second Amendment to Lease dated as of January 1, 2012, between Landlord and Tenant

f.	“Primary Premises”:	Approximately 10,628 square feet on the third (3rd) floor of the Building

g.	“Building”:	The building commonly known as Lakefront at Washingtonian and located at 9841 Washingtonian Boulevard, Gaithersburg, Maryland

h.	“Sublease”:	Sublease dated as of April 12, 2017, between Tenant and Subtenant

i.	“Subleased Premises”:	Approximately 2,798 square feet of Rentable Area on the third (3rd) floor, known as Suite 390, of the Building

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2.	Recitals.

a.	Tenant is the tenant under the Primary Lease, under which Landlord leased to Tenant the Primary Premises located in the Building.

b.	Tenant desires to sublease the Subleased Premises to Subtenant.

c.	The Primary Lease requires Landlord’s consent to such sublease.

3.	Landlord’s Consent, and Tenant and Subtenant Agreements.

a.	Consent and Subtenant Acknowledgement. As of the Effective Date, and subject to the Landlord receiving any necessary consent or approval from its lender(s), Landlord consents to the sublease of the Subleased Premises from Tenant to Subtenant pursuant to the Sublease, a copy of which is attached to this Consent as Exhibit “A”, subject to the terms and conditions of this Consent. Subtenant acknowledges that it has examined and is familiar with all of the terms and provisions of the Primary Lease. In the event Landlord’s lender charges Landlord a fee to review or approve the Consent, Tenant agrees to reimburse Landlord for such fee.

b.	Subtenant Agreements. Subtenant agrees to use the Subleased Premises in a manner which will not cause default under the terms of the Primary Lease. Prior to Subtenant taking occupancy of the Subleased Premises, Subtenant shall deliver to Landlord a certificate of insurance or insurance policy with copies of the applicable endorsements, which reflect (i) Landlord being named in the policy or policies as additional insured, and (ii) insurance coverage as required by the Primary Lease except that Subtenant shall be required to maintain a $2 million umbrella liability policy in lieu of $4 million as provided for in Section 14A of the Lease. Subtenant agrees that to the extent Tenant agreed to indemnify, and waived any rights as against, any Landlord Parties in the Primary Lease, Subtenant hereby agrees to and adopts such indemnity obligations and waivers on its own behalf for the benefit of the Landlord Parties. If not defined in the Primary Lease, “Landlord Parties” shall mean Landlord, its trustees, affiliates, subsidiaries, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, mortgagee(s) and agents (including the manager of the Building).

c.	Prohibition Against Further Transfers. Tenant, except as it may expressly be permitted under the Primary Lease, and Subtenant shall not, without Landlord’s prior written consent in each instance, (i) convey, assign or encumber the Primary Lease or the Sublease or any interest in either, directly or indirectly, voluntarily or by operation of law, except thru the merger or conversion of Tenant or Subtenant with or into another entity, (ii) sublet all or any portion of the Primary Premises or Subleased Premises except to subsidiary or affiliated entities of the Subtenant, (iii) permit the use or occupancy of any part of the Primary Premises or Subleased Premises by anyone other than Tenant or Subtenant or Subtenant’s subsidiary or affiliated entities, as applicable (any of the foregoing actions shall be a “Prohibited Transfer”), or (iv) amend the Sublease. Following any Prohibited Transfer, Tenant or Subtenant, as applicable (and any guarantors) shall remain fully liable under the Primary Lease or this Consent, as may be amended with consent of Tenant and Subtenant (or any guarantors), and Landlord may proceed directly under the Primary Lease or this Consent against Tenant or Subtenant (or any guarantors) without first proceeding against any other party.

d.	Simultaneously with execution and delivery of this Consent, Tenant shall pay Landlord all of its costs and expenses including legal fees in connection with Landlord’s approval of the Sublease, not to exceed $1,000.

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4. Sublease Subordination. The Sublease shall be subject and subordinate at all times to all of the covenants, agreements, terms, provisions and conditions of the Primary Lease and of this Consent. Neither Tenant nor Subtenant shall do or permit anything to be done in connection with the Sublease or Subtenant’s occupancy of the Subleased Premises that will violate the Primary Lease or this Consent. As between Landlord and Subtenant, the Sublease shall automatically terminate upon termination of the Primary Lease for any reason whatsoever, notwithstanding any other provision of the Sublease to the contrary.

5. Alterations. Tenant and Subtenant agree that no non-cosmetic alterations, additions or physical changes will be made in or to any part of the Subleased Premises, including the work described in Section 6 of the Sublease, without Landlord’s prior written consent in each instance, except as may be permitted under the Primary Lease. In the event Landlord gives its written consent (or such consent under the Primary Lease is not required) for alterations, Subtenant (i) shall not proceed with such alterations until it has paid for and obtained an asbestos survey or any other type of inspection or survey required by state or federal law from Landlord or contractor(s) approved in advance by Landlord, and (ii) shall promptly pay Landlord’s then-current construction management/supervisory fee, which fee will not exceed 15% of the total cost of the alterations. If alterations performed by or for Subtenant trigger additional required improvements or inspections (e.g., upgrades for ADA compliance), Subtenant shall pay the cost of all such additional required improvements and inspections.

6. No Release or Change In Status. Landlord’s consent shall not be deemed in any way or manner to be a waiver or release of Tenant or any guarantor(s) of Tenant’s obligations under the Primary Lease from the responsibility and liability for the payment of rent under the Primary Lease and for compliance with any and all obligations to be performed by Tenant as the tenant under the Primary Lease. Without limiting the scope of the preceding sentence, it is specifically understood that Tenant shall remain fully liable for the obligation to pay Landlord for any special services provided to Subtenant in the course of Subtenant’s use and occupancy of the Subleased Premises, whether or not specifically provided for in the Primary Lease (including, without limitation, after-hours heating and air conditioning of the Subleased Premises), and Tenant hereby covenants and agrees that unless and until Landlord receives a written notice to the contrary from Tenant, Landlord may honor Subtenant’s request for any such special services without the specific consent of Tenant. Tenant and Subtenant acknowledge that (a) Landlord may provide such services at the direct request of Subtenant (including billing Subtenant for such services provided that the Landlord has notified the Subtenant in advance of the cost of such additional services), (b) Landlord may establish records identifying Subtenant as if Subtenant was a tenant of Landlord, (c) such actions are merely for the convenience of Landlord, Tenant, and Subtenant, and (d) the parties shall maintain their respective capacities as Landlord, Tenant, and Subtenant, unless an express intent to the contrary is expressed in a written agreement executed by all the affected parties. After an event of default by Tenant under the Primary Lease, Landlord may, in addition to any other remedies under the Primary Lease or at law, collect directly from Subtenant all rents due and owing from Subtenant and apply any such rent against sums due to Landlord by Tenant as tenant under the Primary Lease. Further, Tenant authorizes and directs Subtenant to make such payments of rent directly to Landlord upon its receipt of written notice of default from Landlord. The collection of any such rents shall not be deemed a waiver of any rights and remedies of Landlord against Tenant as the tenant under the Primary Lease or constitute a novation or release of Tenant as tenant from the further performance of its obligations under the Primary Lease. Tenant acknowledges that the receipt by Landlord from Subtenant of any such rents shall be a full and complete release, discharge and acquittance of any claims by Tenant for rent against Subtenant to the extent of any such amount of rent so paid to Landlord. In addition, Tenant agrees that it forfeits its rights to any excess consideration to which it may otherwise be entitled during any period when Tenant is in default under the Primary Lease, and any such excess consideration shall be payable to Landlord.

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7. Landlord’s Obligations. Notwithstanding anything to the contrary contained in the Sublease, neither the Sublease nor this Consent shall (i) enlarge or increase Landlord’s obligations or liability, or (ii) reduce or decrease Landlord’s rights, under the Primary Lease or otherwise. Landlord is not a party to the Sublease and, therefore, is not bound by the Sublease or any of its terms. Landlord shall have no responsibility or obligation to Subtenant for the performance by Tenant of its obligations under the Sublease. Similarly, Landlord shall have no responsibility or obligation to Subtenant for the performance of any obligations Landlord may owe to Tenant under the Primary Lease.

8. Excess Rents. In the event that the rental and other consideration payable to Tenant by Subtenant under the Sublease exceed the rental payable under the Primary Lease with respect to the Subleased Premises, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of such excess rental within thirty (30) days of Tenant’s receipt of same from Subtenant in accordance with Section 11.C. of the Primary Lease. Tenant’s failure to pay to Landlord such amounts when due shall be an event of default under the Primary Lease.

9. Tenant-Specific Rights. Subtenant acknowledges and agrees that Subtenant shall not have the right to exercise any renewal, expansion, right of first refusal or other similar options or rights afforded to Tenant under the Primary Lease. In addition, Tenant, as a result of subleasing all or any part of the Primary Premises, has terminated its right to exercise any such options or rights. Subtenant shall have no signage rights in the Building other than the right to be listed in the Building directory. Subtenant shall have no right to use any rooftop antenna space on, or riser space within, the Building.

10. Brokerage. Landlord represents that it has not used the services of any real estate broker, salesman, or agent in relation to the Sublease. Tenant and Subtenant represent that the only real estate broker, salesman, or agent used in relation to the Sublease is Avison Yong-Washington DC, LLC acting on behalf of Tenant. Tenant and Subtenant each agree to indemnify, defend and hold Landlord and its designated property management, construction and marketing firms harmless from and against any and all damage, loss, cost or expense, including, without limitation, all attorneys’ fees and disbursements, incurred by reason of any claim of or liability to any broker or other person for commissions with respect to the negotiation, execution and delivery of the Sublease. The obligations of Tenant and Subtenant under this Paragraph shall survive the expiration or termination of the Sublease.

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11. Other Agreements. Other than the Sublease, the Primary Lease and this Consent, there are no other agreements or understandings, whether written or oral, between Tenant and Subtenant with respect to Subtenant’s use and occupancy of the Subleased Premises or any property of Tenant located in the Building. No compensation or consideration is payable or will become due and payable to Tenant or any affiliate of Tenant in connection with the Sublease other than the rentals expressly set forth in the Sublease. This Consent shall not be amended orally, but only by an agreement in writing signed by all parties to this Consent. It is the parties’ intent that their relationship will be governed by written agreement. Therefore, no course of dealing will be deemed to effect a change in any of the parties’ respective capacities as Landlord, Tenant and Subtenant, nor modify the agreement contained in this Consent as it may be modified by subsequent written amendments, if any.

12. Indemnities. Subtenant and Tenant will indemnify and defend the Landlord Parties against, and hold the Landlord Parties harmless from Subtenant’s actions and matters arising from Subtenant’s use of the Subleased Premises, Subtenant’s failure to observe or perform any of the terms, covenants, or conditions of this Consent or the Lease.

13. Binding Effect. This Consent shall be binding on and inure to the benefit of the parties to this Consent and their successors and permitted assigns.

14. Recording. Neither this Consent nor the Sublease may be recorded, without Landlord’s prior written consent.

15. Conflicts. In the event of any conflicts among the provisions of the Primary Lease, the Sublease and this Consent, the provisions of this Consent and the Primary Lease shall control; and in the event of any conflicts between the provisions of the Primary Lease and this Consent, the provisions of this Consent shall control.

16. Counterparts. This Consent may be executed in counterparts and by each party to this Consent on separate counterparts, each of which when so executed and delivered will be deemed an original and all of which taken together will constitute but one and the same instrument.

[SIGNATURES TO FOLLOW]

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ACCORDINGLY, the parties have executed this Consent as of the Effective Date.

LANDLORD:

TBC-WASHINGTONIAN, LLC,
a Maryland limited liability company

By:
Name:	Peter C. Hill-Byrne
Title:	Authorized Representative

TENANT:
BUCHANAN PARTNERS L.L.C.,
a Maryland limited liability company

By:
Name:
Title:	Manager

SUBTENANT:

RealBiz Media Group
a Delaware corporation
By:
Name:	Anshu Bhatnagar
Title:

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EXHIBIT D

Furniture

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Exhibit D

Furniture List

Office #1

1. Right Return desk
2. Office Chair
3. Green Guest Chairs (2)
4. Trash Can
5. Recycle Bin

Office #2

1. Office Chairs (2)
2. Blue Guest Chair
3. Trash Can
4. Recycle Bin

Office #3

1. Right Return Desk
2. Office Chair
3. Blue Guest Chair
4. Cork Board
5. 5 Shelf Bookcase
6. Trash Can
7. Recycle Bin

Office #4 (large)

1. Left Return Desk
2. Office Chairs (2)
3. Blue Guest Chair (2)
4. Wall Board
5. Trash Can
6. Recycle Bin

Office #5

1. Left Return desk
2. Blue Guest Chairs (2)
3. 3 Shelf Bookcase
4. Trash Can
5. Recycle Bin

Office #6

1. Left Return desk
2. Office Chair
3. Blue Guest Chairs (2)
4. Trash Can
5. Recycle Bin

Kitchen

1. Gray Desk
2. Guest Chair – Black
3. Guest Chair - Gray
4. 4 Drawer Lateral File

Admin 1

1. Modular Desk
2. Office Chair
3. Trash Can
4. Recycle Bin

Admin 2

1. Modular Desk
2. Office Chair
3. Trash Can
4. Recycle Bin

Admin 3

1. Modular Desk
2. Office Chair
3. Trash Can
4. Recycle Bin

Admin 4

1. Modular Desk
2. Office Chair
3. 4 Drawer Lateral File
4. Recycle Bin

Admin 5

1. Modular Desk
2. Office Chair
3. Trash Can
4. Recycle Bin

Admin 6

1. Modular Desk
2. Office Chair
3. Guest Chair Gray
4. Trash Can
5. Recycle Bin

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